Exhibit 99.1

AVANIR PHARMACEUTICALS TO BE ACQUIRED BY OTSUKA

PHARMACEUTICAL FOR $3.5 BILLION

ALISO VIEJO, Calif., Dec. 2, 2014 – Avanir Pharmaceuticals, Inc. (NASDAQ: AVNR) today announced that it has entered into a definitive agreement with Otsuka Pharmaceutical Co., Ltd. pursuant to which Otsuka will acquire Avanir for $17.00 per share in cash. The transaction, which values Avanir at approximately $3.5 billion, has been unanimously approved by the boards of directors of both companies. Otsuka will launch a tender offer within ten business days to purchase all outstanding shares of Avanir. The closing of the tender offer will be subject to the tender of a majority of Avanir’s shares outstanding and certain other customary closing conditions, including expiration or termination of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act. The transaction is expected to close in the first quarter of 2015.

Upon close of the transaction, Avanir will continue to operate under its current structure as an independent subsidiary of Otsuka America, Inc. Avanir will partner with Otsuka in the U.S. to further enhance its development and commercialization efforts in CNS-related disorders.

Centerview Partners LLC is serving as financial advisor and Latham & Watkins, LLP is serving as lead legal advisor for Avanir.

Otsuka Pharmaceutical president and representative director Taro Iwamoto commented, “As we bring together Otsuka’s experience and business track record in the area of mental illnesses with Avanir’s strengths in neurologic diseases, we believe that we can evolve into a truly global CNS pharmaceutical company. Avanir’s creativity and proven execution on drug discovery and development for largely unexplored medical indications, typified by PBA, represents a hand-in-glove fit with Otsuka’s culture. We admire and respect Avanir’s innovation, vision, and execution and want to continue to grow together.”

Keith A. Katkin, president and chief executive officer of Avanir Pharmaceuticals, also noted, “I am extremely excited to see these two organizations come together. Together, our organizations will be able to more rapidly develop and commercialize needed medications for patients around the world.”

About Otsuka Pharmaceutical Co., Ltd.

Otsuka Pharmaceutical is a global healthcare company with the corporate philosophy: ‘Otsuka-people creating new products for better health worldwide.’ Otsuka researches, develops, manufactures and markets innovative and original products, with a focus on pharmaceutical products for the treatment of diseases and nutraceutical products for the maintenance of everyday health.

In pharmaceuticals, Otsuka is a leading firm in the challenging area of mental health and also has research programs on several under-addressed diseases including tuberculosis, a significant global public health issue. These commitments illustrate more powerfully than words how Otsuka is a “big venture” company at heart, applying a youthful spirit of creativity in everything it does.

Otsuka has created numerous innovation seeds through its horizontal alliances in the CNS field with other companies: Lundbeck and BMS on psychiatric therapies, and IBM and Proteus Digital Health on digital solutions for patients, their families, .healthcare providers and other caregivers.

Otsuka Pharmaceutical Co., Ltd., which employs approximately 28,700 people worldwide, is a wholly owned subsidiary of Otsuka Holdings Co., Ltd., the holding company for the Otsuka Group that is headquartered in Tokyo, Japan. The Otsuka Group has business operations in 26 countries and regions around the world, with consolidated sales of approximately USD 14.1 billion for fiscal year 2013 (4/1/2013 to 3/31/2014). Otsuka Pharmaceutical welcomes you to visit its global website at www.otsuka.co.jp/en.

About Avanir Pharmaceuticals, Inc.

Avanir Pharmaceuticals, Inc. is a biopharmaceutical company focused on bringing innovative medicines to patients with central nervous system disorders of high unmet medical need. For more information about Avanir, please visit www.avanir.com.

AVANIR® is a trademark or registered trademark of Avanir Pharmaceuticals, Inc. in the United States and other countries.

©2014 Avanir Pharmaceuticals, Inc. All Rights Reserved.

Forward-Looking Statements

The statements included in this press release that are not a description of historical facts are forward-looking statements. Words or phrases such as “believe,” “may,” “could,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “seek,” “plan,” “expect,” “should,” “would” or similar expressions are intended to identify forward-looking statements. These forward-looking statements include without limitation statements regarding the planned completion of the transactions contemplated by the Agreement and Plan of Merger, dated as of December 1, 2014, by and among Avanir Pharmaceuticals, Inc. (“Avanir”), Otsuka Pharmaceutical Co., Ltd. (“Otsuka”) and Bigarade Corporation (“Acquisition Sub”). Risks and uncertainties that could cause results to differ from expectations include: uncertainties as to the timing of the tender offer and the merger; uncertainties as to the percentage of Avanir stockholders tendering their shares in the tender offer; the possibility that competing offers will be made; the possibility that various closing conditions for the tender offer or the merger may not be satisfied or waived, including that a governmental entity may prohibit, delay or refuse to grant approval for the consummation of the merger; the effects of disruption caused by the transaction making it more difficult to maintain relationships with employees, collaborators, vendors and other business partners; the risk that stockholder litigation in connection with the tender offer or the merger may result in significant costs of defense, indemnification and liability; and risks and uncertainties pertaining to the business of Avanir, including the risks and uncertainties detailed in Avanir’s public periodic filings with the Securities and Exchange Commission (the “SEC”), as well as the tender offer materials to be filed by Otsuka and Acquisition Sub and the Solicitation/Recommendation Statement to be filed by Avanir in connection with the tender offer.

You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. All forward-looking statements are qualified in their entirety by this cautionary statement and Avanir undertakes no obligation to revise or update this press release to reflect events or circumstances after the date hereof, except as required by law. This caution is made under the safe harbor provisions of Section 21E of the Private Securities Litigation Reform Act of 1995.

Notice to Investors

The tender offer described above has not yet commenced. This communication is not an offer to buy nor a solicitation of an offer to sell any securities of Avanir. The solicitation and the offer to buy shares of the Avanir’s common stock will only be made pursuant to a tender offer statement on Schedule TO, including an offer to purchase, a letter of transmittal and other related materials that Otsuka and Acquisition Sub intend to file with the SEC. In addition, Avanir will file with the SEC a Solicitation/Recommendation Statement on Schedule 14D-9 with respect to the tender offer. Once filed, investors will be able to obtain the tender offer statement on Schedule TO, the offer to purchase, the Solicitation/Recommendation Statement of Avanir on Schedule 14D-9 and related materials with respect to the tender offer and the merger, free of charge at the website of the SEC at www.sec.gov, and from the information agent named in the tender offer materials. Investors may also obtain, at no charge, any such documents filed with or furnished to the SEC by Avanir under the “Investors” section of Avanir’s website at www.avanir.com. INVESTORS AND SECURITY HOLDERS ARE ADVISED TO READ THESE DOCUMENTS WHEN THEY BECOME AVAILABLE, INCLUDING THE SOLICITATION/RECOMMENDATION

STATEMENT OF AVANIR AND ANY AMENDMENTS THERETO, AS WELL AS ANY OTHER DOCUMENTS RELATING TO THE TENDER OFFER AND THE MERGER THAT ARE FILED WITH THE SEC, CAREFULLY AND IN THEIR ENTIRETY PRIOR TO MAKING ANY DECISIONS WITH RESPECT TO WHETHER TO TENDER THEIR SHARES INTO THE TENDER OFFER BECAUSE THEY CONTAIN IMPORTANT INFORMATION, INCLUDING THE TERMS AND CONDITIONS OF THE TENDER OFFER.

Avanir Contact Information:

Ian Clements, PhD

Avanir Investor Relations

ir@avanir.com

+1 (949) 389 6700

SOURCE Avanir Pharmaceuticals, Inc.